EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 8, 1999, on the consolidated financial statements of Featherlite, Inc. (the "Registrant"), which report and statements appear, or are incorporated by reference, in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ MCGLADREY & PULLEN, LLP


Rochester, MN
March 30, 1999